SUB-ITEM 77Q3

AIM Global Real Estate Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 1/31/2009
File number: 811-05686
Series No.:  12

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                      $ 2,088
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                      $    79
        Class C                      $   189
        Class R                      $    35
        Class Y                      $     2
        Institutional Class          $   451


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.0656
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                       0.0315
        Class C                       0.0315
        Class R                       0.0542
        Class Y                       0.0347
        Institutional Class           0.0900


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                       29,419
      2 Number of shares outstanding of a second class of open-end company
        Shares (000's Omitted)
        Class B                        2,234
        Class C                        5,261
        Class R                          746
        Class Y                        3,350
        Institutional Class            4,753


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $6.30
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                        $6.29
        Class C                        $6.30
        Class R                        $6.30
        Class Y                        $6.30
        Institutional Class            $6.29